SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                                 FORM 8-K

                              CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): June 1,

                          Mustang Software, Inc.
          (Exact name of registrant as specified in its charter)

       California                   0-25678                 77-0204718
(State or other jurisdiction      (Commission             (IRS Employer
    of incorporation)             File Number)          Identification No.)

  6200 Lake Ming Road, Bakersfield, CA 	                        93306
(Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code (805) 873-2500

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Item 5. Other Events.

The Common Stock of registrant (the "Company") is currently trading on the Nasdaq National Market. The Securities and Exchange Commission (the "Commission") has approved new rules that became effective on February 23, 1998 for the listing of securities on Nasdaq, including new standards for maintenance of such listing. For continued listing on the Nasdaq National Market, a company, among other criteria, must now have at least $4,000,000 in total net tangible assets, 750,000 publicly held shares (the "Public Float"), a market value of its Public Float of $5,000,000 and a minimum bid price of $1.00 per share. In its Form 10-KSB and Form 10-QSB respectively filed with the Commission on March 31, 1998 for the year ended December 31, 1997 and May 15, 1998 for the quarter ended March 31, 1998, the Company reported $1,497,000 in total net tangible assets as of December 31, 1997 and $1,087,000 as of March 31, 1998. As previously reported, on February 26, 1998, the Company received a letter from Nasdaq stating Nasdaq's intention to delist the Company's Common Stock from the National Market System effective after March 13, 1998 unless the Company requested a temporary exception to the new requirements and thereafter pursued Nasdaq's appeal procedures relative to seeking exception or to show compliance with the new requirements. Prior to March 13, 1998, the Company notified Nasdaq of its intent to pursue all available options for appeal of its determination of Mustang's non-compliance with the new National Market listing requirements and thereafter made a written submission to Nasdaq seeking an exception to the requirements for continued listing on the Nasdaq National Market.

On June 1, 1998, the Company received notice from Nasdaq that the Nasdaq Listing Qualifications Panel reviewing the Company's submission had determined not to grant the Company's request for an exception and advised that the Company's Common Stock would be delisted on June 9, 1998 unless the Company sought to have the determination reviewed by a new Listing Qualifications Panel. The Company plans to have this decision reviewed by a new Listing Qualifications Panel and the Company has been advised by Nasdaq that pending a final determination by the new Listing Qualifications Pane, no delisting action will be taken. There can be no assurance that Mustang's appeal to the new Listing Qualifications Panel will be successful and it appears likely that its Common Stock will eventually be delisted from the Nasdaq National Market. However, the Company does intend to request that Nasdaq permit the Company's Common Stock to remain on the Nasdaq SmallCap Market.

The Commission has also approved new maintenance requirements for the Nasdaq SmallCap Market. For continued listing, on the Nasdaq SmallCap Market, a company, among other criteria, must now have at least $2,000,000 of total net tangible assets (or $35,000,000 of market capitalization or $500,000 in net income in two of the last three years), 500,000 shares in the Public Float, a market value of its Public Float of $1,000,000 and a minimum bid price of $1.00 per share. While at December 31, 1997 and March 31, 1998 the Company met the other new requirements for continued listing on the Nasdaq SmallCap Market, it reported insufficient total net tangible assets and did not meet the alternative market capitalization or net income requirements.
The Company is considering various financing alternatives to bring it in to compliance with net tangible assets requirements of the Nasdaq SmallCap Market and hopes to be in compliance before the new Listing Qualifications Panel considers the Company's appeal of Nasdaq's determination of the Company's non-compliance with the new National Market listing requirements. Unless the Company is able to raise sufficient capital to meet the new continued listing requirements of the Nasdaq National Market or the Nasdaq SmallCap Market (of which there can be no assurance and which appears doubtful in the case of the Nasdaq National Market), it appears likely that the Company's Common Stock will not only be dropped from the Nasdaq National Market but will not qualify for listing on the Nasdaq SmallCap Market. Even if the Company raises sufficient capital to meet the new continued listing requirements of the Nasdaq SmallCap Market, there can be no assurance that Nasdaq will permit its listing on the Nasdaq SmallCap Market, particularly unless the Company can convince Nasdaq that it can sustain compliance with the continued listing requirements over the long term.

In the event that the Company's Common Stock is delisted from the Nasdaq Stock Market, trading, if any, in the Company's Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" published by the National Quotation Bureau or the OTC Bulletin Board of the National Association of Securities Dealers, Inc. Because of such delisting, a shareholder would likely find it more difficult to sell, or to obtain quotations as to the price of, the Company's Common Stock.

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If the Company's Common Stock is delisted from the Nasdaq Stock Market or does not have a trading price of $5.00 or more per share within the meaning of Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if the Company does not have $2,000,000 in net tangible assets, the Company's Common Stock would be considered a "Penny Stock" under the Exchange Act and trading in the Common Stock would be governed by Rule 15g-9 of the Exchange Act. Under that rule, broker-dealers who recommend a Penny Stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. Unless an exception is available, the regulations require the delivery, before any transaction involving a Penny Stock, of a risk disclosure schedule explaining the Penny Stock market and the risks associated therewith. As described above, there is a significant risk that Nasdaq will delist the Company's securities in the near future. Accordingly, if the Company's Common Stock were to become subject to the Penny Stock regulations, the market liquidity for the Common Stock could be materially adversely affected. There can be no assurance that trading in the Company's Common Stock will not become subject to these or other regulations that would adversely affect the market for the Company's shares.

                              SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 2, 1998

                                 MUSTANG SOFTWARE, INC.


                                 By:  /s/ James A. Harrer
                                     -----------------------
                                       James A. Harrer
                             President and Chief Executive Officer